Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Tesoro Logistics LP of our report dated June 26, 2014 relating to the financial statements of the QEP Field Services Company, which appears in Tesoro Logistics LP’s Current Report on Form 8-K dated October 19, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 26, 2016